Exhibit 10.17

AMENDED AND RESTATED BILLING AGENT AGREEMENT

This Amended and Restated BILLING AGENT AGREEMENT (the “Agreement”) is made and entered into as of 11/25/2020, (“Effective Date”), by and between TRANS UNION LLC (“TransUnion”) with its principal place of business at 555 West Adams, Chicago, Illinois 60661, and Upstart Network, Inc. (“BILLING AGENT”) with its principal place of business at 2950 South Delaware Avenue #300, San Mateo, CA 94403.

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RECITALS

WHEREAS, TransUnion has entered into an agreement (a “Service Agreement”) for consumer credit reporting and/or ancillary products and services (“Services”) with its customers reflected on Exhibit A (each, a “Customer”); and,

WHEREAS, TransUnion and Billing Agent have previously entered into that certain Billing Agent Agreement dated February 13, 2017, including all addenda and amendments entered into from time to time by the parties (the “Existing Billing Agent Agreement”); and

WHEREAS, TransUnion and Billing Agent wish to amend and restate the Existing Billing Agent Agreement in its entirety; and

WHEREAS, TransUnion and BILLING AGENT desire that BILLING AGENT act as a TransUnion billing agent for payment of certain Services provided by TransUnion to Customer(s) under the Service Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises and mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged as adequate consideration by the parties, the parties hereto agree as follows:

1.	Appointment

1.1

Subject to the terms and conditions of this Agreement, TransUnion engages BILLING AGENT on a nonexclusive basis, and BILLING AGENT accepts such engagement, to act as a TransUnion billing agent for the purpose of billing and payment of Services provided by TransUnion to certain Customers under the Services Agreement.

1.2

This Agreement is entered into in reliance on the integrity as well as the managerial capacity of BILLING AGENT, including its principals and employees. Therefore, this Agreement, including, without limitation, all rights and obligations set forth herein, with respect to BILLING AGENT, are personal to the BILLING AGENT and may not be subcontracted, to subagents or any other third party, by BILLING AGENT without the prior written consent of TransUnion. Moreover, this Agreement, including the rights and obligations contained in this Agreement, may not be assigned, transferred (e.g., via stock purchase, sale of assets, etc.) or otherwise disposed of, by operation of law or otherwise, in whole or in part, by BILLING AGENT. Any attempt to so subcontract, assign, or transfer such rights and obligations shall result in immediate termination of this Agreement.

2.	Responsibilities of BILLING AGENT

2.1	BILLING AGENT shall conduct its business consistent with ethical business practice and in a manner so as to maintain and increase the goodwill and reputation of TransUnion and the Services.

2.2	BILLING AGENT will fulfill all its obligations under this Agreement in a professional and workmanlike manner.

2.3	BILLING AGENT shall at all times comply with all applicable laws, regulations and judicial actions.

2.4

BILLING AGENT shall obtain, and maintain for the term of this Agreement: (a) Worker’s Compensation and/or all other Social Insurance in accordance with the statutory requirements of the jurisdiction in which the services will be performed and (b) Comprehensive General Liability and Errors and Omissions Liability Insurance, covering all BILLING AGENT’S operations under this Agreement, in an appropriate amount, but in no event less than an amount of One Million Dollars ($1,000,000.00) per occurrence. BILLING AGENT shall deliver to TransUnion within thirty (30) days of the execution date of this Agreement certificates evidencing the insurance obtained pursuant to the requirements set forth in this Agreement. All policies of insurance obtained pursuant to this Agreement shall provide that such insurance shall not be changed or canceled until thirty (30) days prior written notice has been given to TransUnion.

Trans Union LLC Confidential Information	1

***	Certain information has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

2.5

Unless otherwise set forth in this Agreement or as otherwise agreed to by TransUnion in writing, BILLING AGENT shall be responsible for all of its expenses incurred in the performance of this Agreement including, but not limited to: (a) dues and fees for membership in any local, state, or national trade association or attendance at seminars or conventions; (b) local and long-distance transportation expenses; and (c) expenses in connection with the operation of BILLING AGENT’S business, including telephone, delivery, entertainment, and promotional expenses.

3.	Limited Agent Authority

3.1

BILLING AGENT shall not enter into any contract with respect to the Services to be provided by TransUnion nor shall BILLING AGENT negotiate, waive, alter, or change any provision of any such agreement, or proposed agreement.

3.2

All Customers to whom TransUnion chooses to provide services shall be required to execute appropriate documentation and agreements with TransUnion as determined solely by TransUnion. Any Customer(s) who enter into such agreements with TransUnion shall be deemed customers of TransUnion.

3.3

TransUnion shall have no liability for services (outside of TransUnion Services) provided by BILLING AGENT to Customer or third parties, and BILLING AGENT shall indemnify TransUnion in full (including attorneys’ fees and costs) for any claims that relate to services that BILLING AGENT provides to or on behalf Customer or other third parties.

3.4

Nothing in this Agreement grants to BILLING AGENT any right or authority to incur any expense in the name of TransUnion nor to assume or create any obligation or responsibility, express or implied, for or on behalf of TransUnion, nor to bind TransUnion in any way or manner whatsoever.

3.5

All rights in any Trademarks associated with the business of TransUnion, including all goodwill pertaining thereto, shall be and remain the sole property of TransUnion. “Trademarks” shall be defined as all trademarks, trade names, service marks, slogans, logos, designs, and other similar means of distinction, which are owned or controlled by TransUnion. BILLING AGENT may use and display such Trademarks only in the manner and for the purposes authorized in writing in advance by TransUnion, and only during the term of this Agreement.

4.

Auditing Rights. BILLING AGENT shall maintain complete and accurate records to substantiate its performance under this Agreement including, without limitation, its compliance with legal, regulatory, judicial requirements and compliance with other obligations under this Agreement. BILLING AGENT shall preserve such records for a period of at least thirty-six (36) months after termination of this Agreement. TransUnion shall have access to such records for purposes of audit, either through its own representatives or through an independent auditor selected and paid by TransUnion. Any such review of records may be conducted at any time during regular business hours and upon TransUnion providing BILLING AGENT no less than ten (10) days’ prior written notification.

5.	Compensation

5.1

TransUnion shall compensate BILLING AGENT for its services by establishing pricing with BILLING AGENT as set forth in Statement of Work entered into by BILLING AGENT on behalf of the Customer identified in Exhibit A, and permitting BILLING AGENT to mark up the cost and/or consolidate the fees into other fees, and bill the Customers who have entered into Service Agreements with TransUnion.

5.2

BILLING AGENT shall not disclose the fees for Services being assessed by TransUnion for services for Customer or any third parties, and BILLING AGENT shall be responsible for all invoicing, shall own the accounts receivable for such accounts and shall be responsible for all costs associated with any required collection efforts. However, BILLING AGENT shall notify TransUnion of any past due payments from such Customers and BILLING AGENT shall communicate directly with such Customers regarding such past due payments. If collection efforts are not fully successful within twelve months of initiation, BILLING AGRENT shall reimburse TransUnion in full for any balance due to TransUnion for Services rendered.

5.3

TransUnion shall invoice BILLING AGENT at the pricing reflected in Exhibit A for all Customers reflected in Exhibit A. Payment must be received by TransUnion within thirty (30) days after BILLING AGENT’S receipt of invoice, and past due amounts shall bear interest at the rate of 1.5% per month or as provided for by law. In the event collection efforts are required to obtain payment from BILLING AGENT, TransUnion shall be entitled to all costs of collection, including reasonable attorneys’ fees.

6.	Term, Termination & Survival

6.1

Term. This Agreement shall commence upon the Effective Date and shall remain in effect for a period of one (1) year (the “Initial Term”); provided, however, after the Initial Term, this Agreement shall automatically renew for subsequent one (1) year periods (each, a “Renewal Term”, and collectively with the Initial Term, the “Term”). The foregoing notwithstanding, either party shall have the right to terminate this Agreement as more fully stated herein.

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6.2	Termination.

6.2.1	TransUnion may terminate this Agreement for any or no reason upon written notice to BILLING AGENT.

6.2.2

The foregoing notwithstanding, ether party may terminate this Agreement for the other party’s breach of any material provision of this Agreement; provided the non-breaching party has provided the party in breach with written notice specifying such breach and the party in breach has failed to cure such breach within thirty (30) days of receipt of such notice.

6.2.3

The foregoing notwithstanding, without limiting any other remedies to which it may be entitled, TransUnion reserves the right to immediately terminate this Agreement if TransUnion, in good faith, determines that: (1) BILLING AGENT violated any portion of this Agreement or that the requirements of any law have not been met; (2) as a result of changes in laws, regulations or regulatory or judicial action, TransUnion, in good faith believes that the requirements of any law or regulation will not be met; (3) BILLING AGENT commits, pleads guilty or nolo contendere to, or is convicted of, an act or offense involving moral turpitude or commits any willful or dishonest act that could injure TransUnion in any material respect; and/or (4) BILLING AGENT attempts to assign (without prior written approval), or subcontract or transfer this Agreement including, without limitation, any and/or all of its rights and obligations. TransUnion shall promptly provide written notification to BILLING AGENT in the event it exercises such termination rights.

6.2

Survival. With the exception of BILLING AGENT acting as billing agent under this Agreement and BILLING AGENT’S obligation to provide these services, all other provisions of this Agreement shall survive any such termination of this Agreement. Moreover, any such termination shall not affect any rights, duties or obligations of either party that accrue prior to the effective date of any such termination.

7.	Independent Status

7.1

Independent Contractor. The parties to this Agreement are independent contractors. Except for the explicit purposes set forth in this Agreement, no other relationship is intended to be created between the parties (including, but not limited to, any employer-employee arrangement, partnership, joint venture, or similar relationship of any kind whatsoever) including, without limitation, between a party and any principal or employee of the other party. Each party shall retain the right to perform services for others during the term of this Agreement as well as the right to maintain other businesses owned or controlled by it. Both parties shall retain the right to cause services of the same or a different kind to be performed by its own personnel or other agents during the term of this Agreement.

7.2

Income Taxes. Both parties understand that the other party will not contribute to Medicare, Social Security or any other required employment taxes on behalf of the other party, including without limitation such other party’s principals and employees, nor will the other party withhold income taxes from compensation paid to the other party. Each party understands that it will be responsible for paying and reporting one hundred percent (100%) of all applicable taxes and social insurance including, but not limited to, federal and state employment and income taxes, social security taxes and unemployment insurance, for itself, its principals and its employees.

7.3

Employment Benefits. Each party understands that neither it nor its principals and employees will be entitled to receive any employment benefits from the other party including, but not limited to, health, life or disability insurance; retirement or pension plans; paid vacation or sick leave; unemployment compensation or worker’s compensation insurance.

8.	Representations and Warranties

8.1

BILLING AGENT represents and warrants: (1) that it has the experience and ability to perform the services and its obligations as set forth in this Agreement; (2) that it will perform the services in a professional and competent manner; (3) that it has the power to enter into and perform this Agreement; and (4) that its performance of this Agreement shall not violate any federal, state, and/or municipal laws or regulations.

8.2

BILLING AGENT represents and warrants that it is under no obligation or restriction, nor will it assume any such obligation or restriction that does or would present a conflict of interest, concerning the services to be provided by BILLING AGENT under this Agreement. BILLING AGENT agrees that if, after execution of this Agreement, it discovers a conflict of interest with respect to this Agreement, it shall make an immediate disclosure in writing to TransUnion, which shall include a description of the action which BILLING AGENT has taken or proposes to take to avoid or mitigate such conflict.

8.3

BILLING AGENT represents and warrants that each principal and each employee it selects to perform services for TransUnion pursuant to this Agreement is or will be bound (prior to rendering any such services) by an appropriate written agreement sufficient to ensure compliance with the provisions of this Agreement.

Trans Union LLC Confidential Information	3

8.4

BILLING AGENT, to the extent it is engaged by a Customer for the purpose of requesting, receiving, processing and/or storing Services represents, warrants and covenants to TransUnion that any such actions shall be conducted solely in its capacity as an agent for such Customer, for the benefit of such Customer, and shall at all times be consistent with the terms, conditions, and restrictions contained in the Service Agreement in effect between the Customer and TransUnion.

9.	Proprietary Information

9.1

From time to time TransUnion may provide business and technical information, which TransUnion considers confidential or proprietary (“Confidential Information”), to BILLING AGENT in connection with the services to be performed by BILLING AGENT under this Agreement. Moreover, without limiting the foregoing, all nonpublic information regarding names and addresses of any Customers, pricing, account invoices, training and educational manuals, memoranda, notes, records, drawings, manuals, disks, or other documents and media pertaining to TransUnion’s business and/or BILLING AGENT’S activities or duties under this Agreement, in whatever form and including all copies, extracts, summaries, and analyses thereof, shall also be deemed Confidential Information also belonging to TransUnion. BILLING AGENT shall hold in confidence and shall not publish, disseminate, disclose or otherwise use any Confidential Information it receives from TransUnion, except solely for purposes of, and solely to the extent necessary to, perform such services.

9.2

Subject to the Section below, the obligations of confidentiality set forth in this Section shall not apply to information: (a) which BILLING AGENT can demonstrate, by its written records, was already in the possession of BILLING AGENT prior to the first date of disclosure by TransUnion or any such other source; (b) which BILLING AGENT possesses or acquires independently of BILLING AGENT’S activities or duties under this Agreement; (c) which is now or becomes publicly known through no fault of BILLING AGENT; (d) which BILLING AGENT rightfully receives from third parties (except for information received by BILLING AGENT from third parties in connection with its performance of this Agreement).; (e) which by TransUnion’s written authorization is approved for use or release by BILLING AGENT; or, (f) which is required by law (e.g., an order of a court or data request from an administrative or governmental agency with competent jurisdiction) to be disclosed; provided however, that BILLING AGENT shall use best commercial efforts to provide TransUnion ten (10) days’ prior written notice before the disclosure of such information pursuant to this subclause (f).

9.3

Any portion of such Confidential Information that is specific (i.e., business practices, database management techniques, etc.) shall not be within the foregoing exceptions to such obligations of confidentiality merely because such information is embraced by general disclosures that are within such exceptions. Moreover, the foregoing exceptions to such obligations of confidentiality shall not apply to a combination of features found in such Confidential Information unless that combination and not just the individual features are within such exceptions.

9.4

In the event that BILLING AGENT shall have knowledge of any breach of the confidentiality of, or the misappropriation of, any Confidential Information, BILLING AGENT shall promptly give notice thereof to TRANSUNION.

9.5

This Agreement including, without limitation, all Exhibits attached hereto, shall be deemed Confidential Information and BILLING AGENT shall not disclose the contents of this Agreement without the prior written consent of TransUnion, provided, however, that BILLING AGENT may disclose the fact of general existence of this Agreement.

9.6

In the event of a breach of the aforestated obligations of confidentiality, TransUnion shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as monetary damages. Nothing stated herein will be construed to limit any other remedies available to TransUnion.

9.7

Upon TransUnion’s written request or upon termination of this Agreement, whichever occurs first, BILLING AGENT shall either return all other Confidential Information provided to BILLING AGENT or to which BILLING AGENT may have otherwise obtained in performance of services for TransUnion under this Agreement, along with all copies thereof, to TransUnion or, at TransUnion’s sole option, provide a written certification, signed by an officer of BILLING AGENT, that all such other Confidential Information has been destroyed. All obligations of confidentiality set forth herein shall survive any such destruction of tangible Confidential Information as well as the return of tangible Confidential Information to TransUnion.

Trans Union LLC Confidential Information	4

10.	Limitation of Liability

10.1

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES INCURRED BY THE OTHER PARTY AND ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT INCLUDING, BUT NOT LIMITED TO, LOSS OF GOOD WILL AND LOST PROFITS OR REVENUE, WHETHER OR NOT SUCH LOSS OR DAMAGE IS BASED IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, INDEMNITY, OR OTHERWISE, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10.2

THE FOREGOING NOTWITHSTANDING, WITH RESPECT TO BILLING AGENT, IN NO EVENT SHALL THE AFORESTATED LIMITATIONS OF LIABILITY APPLY TO ANY PENALTIES, FINES, OR SIMILAR MONETARY DAMAGES INCURRED BY TRANSUNION AND RESULTING FROM GOVERNMENTAL, REGULATORY OR JUDICIAL ACTION(S) PERTAINING TO VIOLATIONS OF THE FAIR CREDIT REPORTING ACT (15 U.S.C. § 1681, ET SEQ.) AND/OR OTHER LAWS, REGULATIONS AND/OR JUDICIAL ACTIONS TO THE EXTENT SUCH DAMAGES RESULT FROM BILLING AGENT’S (INCLUDING, WITHOUT LIMITATION, BILLING AGENT’S EMPLOYEES’) BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND/OR FROM BILLING AGENT’S (INCLUDING, WITHOUT LIMITATION, BILLING AGENT’S EMPLOYEES’) NEGLIGENCE OR INTENTIONAL CONDUCT.

10.3

TRANSUNION SHALL NOT BE LIABLE FOR ANY AND ALL CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT MORE THAN TWELVE (12) MONTHS AFTER THE CAUSE OF ACTION HAS ACCRUED. TRANSUNION’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE AMOUNT COLLECTED BY BILLING AGENT, UNDER THIS AGREEMENT, DURING THE TWELVE MONTH (12) MONTH PERIOD IMMEDIATELY PRECEDING SUCH CLAIM.

11.

Notice and Notice Addresses All required notices and other required communication, from one party to the other under this Agreement, shall be in writing and sent to the addresses set forth below. Any such notice or other communication shall be sufficiently given if: (1) delivered personally to the address, referred to below, of the party to whom notice is to be given; or, (2) sent by pre-paid first class mail, certified mail, registered mail or by nationally-recognized private express courier, to the address, referred to below, of the party to whom notice is to be given.

Trans Union LLC	Upstart Network, Inc.
555 W. Adams Street	950 South Delaware Avenue #300
Chicago, Illinois 60661	San Mateo, CA 94403
Attn.: GENERAL COUNSEL	ATTN.: General Counsel

12.

Governing Law This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable Illinois principles of conflicts of law.

13.	Construction and Severability

13.1

All references in this Agreement to the singular shall include the plural where applicable. Titles and headings to sections or paragraphs in this Agreement are inserted for convenience of reference only and are not intended to affect the interpretation or construction of this Agreement.

13.2

If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

13.3

Each of the parties has jointly participated in the negotiation and drafting of this Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

14.

Force Majeure. Any delay, omission or failure of performance by either party hereto under this Agreement shall not constitute default hereunder or give rise to any claim for breach of contract if, and to the extent, such delay, omission or failure is caused by or arises by reason of Force Majeure. Force Majeure shall mean occurrences beyond the reasonable control of the party affected, including acts of God; strikes, boycotts or other concerted acts of workmen; failure of utilities; laws, regulations or other orders of public authorities; military action, state of war or other national emergency; fire or flood which, by the exercise of reasonable diligence, the delayed party is unable to prevent or provide against. The party affected by any Force Majeure event or occurrence shall give the other party written notice of said event or occurrence within ten (10) days of such event or occurrence.

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15.

Entire Agreement. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDES ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. EXCEPT AS SET FORTH ABOVE, THIS AGREEMENT MAY NOT BE ALTERED, AMENDED, OR MODIFIED EXCEPT BY WRITTEN INSTRUMENT, SIGNED BY THE DULY AUTHORIZED REPRESENTATIVES OF BOTH PARTIES.

IN WITNESS WHEREOF, the parties, intending to be legally bound, have caused this Agreement to be executed by their duly authorized representatives as of the last date and year set forth below.

UPSTART NETWORK, INC.	TRANS UNION LLC

By: /s/ Dave Girouard	By: /s/ Peter Turek

Name: Dave Girouard	Name: Peter L Turek

Title: CEO	Title: SVP

Date: 11/25/2020	Date: 11/25/2020

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Exhibit A

Customers

The following shall be deemed “Customers” for purposes of this Billing Agent Agreement:

[***]

Pricing

[***]

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***	Certain information, as identified by [***], has been excluded from this agreement because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.